Exhibit 10.63

COMMERCIAL TERM PROMISSORY NOTE

$2,481,943.19	Worcester, Massachusetts
November 15, 2016

FOR VALUE RECEIVED Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (each and collectively, the “Borrower”) jointly and severally promise to pay to the order of UniBank for Savings (with its successors, assigns and any future holder or holders of this Note being the “Lender”) at its offices at 49 Church Street, Whitinsville, Massachusetts 01588 or at such other place as the Lender may from time to time designate in writing, the principal sum of Two Million Four Hundred Eighty One Thousand Nine Hundred Forty Three and 19/100 Dollars ($2,481,943.19) together with interest on the unpaid principal balance thereof at a fixed per annum rate of interest equal to four and sixty five one hundredths of one percentage points (4.65%) (the “Interest Rate”), unless the Default Rate is in effect, in which event the Interest Rate shall be the Default Rate all in lawful money of the United States and in immediately available funds in the manner set forth below.

Principal and interest shall be due and payable in sixty (60) consecutive monthly installments of which all but the last (the “Final Payment”) shall be in such amount as is necessary to amortize the outstanding principal balance of this Note with interest thereon at the rate applicable from time to time hereunder based upon an assumed direct reduction amortization schedule equal to five (5) years from the date hereof.  Each such monthly installment of principal and interest shall be subject to adjustment by the Lender from time to time in order to insure that payments are sufficient to properly amortize the then outstanding principal balance of this Note with interest thereon based upon the applicable assumed amortization schedule and changes in the rate of interest applicable from time to time to the principal balance of this Note.  The Lender may adjust any monthly installment upon written notice to the Borrower if a failure to so adjust would result in less than the total amount of all accrued interest due being paid on any Payment Date (as hereafter defined).

The first of said consecutive monthly payments of principal and interest shall be due and payable one month from the date hereof and the remainder of said monthly payments shall be due on the same day or last day, whichever shall first occur, of each succeeding month (each a “Payment Date”).  The Final Payment shall be in an amount equal to the then outstanding principal balance of this Note plus all accrued and unpaid interest and all other amounts owing hereunder.  The Final Payment, unless sooner paid, shall be due and payable in full five (5) years from the date of this Note (the “Maturity Date”), without notice or demand.

This Note has been executed and delivered subject to the following additional terms and conditions:

Client Files/21878/0162/02177702.DOC

1.  Definitions. As used in this Note, the following terms shall have the following definitions:

1.1  “Banking Day” means any day other than a Saturday or Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.

1.2  “Default” means the occurrence of any event, which with the giving of notice or the passage of time, or both would constitute an Event of Default.

1.3  “Event of Default” has the meaning given to it in Section 7 hereof and in the Loan Agreement and includes but is not limited to a failure by the Borrower to comply with any term or condition of this Note or the Loan Agreement or any other Loan Document.

1.4  “Governing State” means the Commonwealth of Massachusetts.

1.5  “Loan Agreement” means the Loan and Security Agreement between the Lender and the Borrower dated March 29, 2013, as the same may be amended from time to time.

1.6  “Loan Documents” mean any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the loan evidenced by this Note (the “Loan”), or entered into between the Borrower or any one of them in favor of, or with, the Lender, at any time, for any purpose, all as amended from time to time.

1.7  “Obligations” mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Note, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of any Borrower, actual or contingent, in respect of letters of credit or banker’s acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership of joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of any Borrower to the Lender arising out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions

-  2  -

Client Files/21878/0162/02177702.DOC, 3

described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money.  The term “Obligations” shall also include without limitation all accrued interest and all costs and expenses, including attorney’s fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations.  The term “Obligations” shall be construed in its broadest and most comprehensive sense.

2.   Accounts; Records.  The Lender is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of any Borrower with the Lender when and as it becomes due.  All advances made by the Lender to the Borrower shall be evidenced by an appropriate notation on the books and records of the Lender, which records shall reflect each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records of the Lender, as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error; provided, however, that the failure by the Lender to make any such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

3.   Default Rate/360 Day Year.  All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.  After the occurrence of any Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to four (4.00) percentage points greater than that which would otherwise be applicable (the “Default Rate”).

4.  Late Charge.  If a regularly scheduled payment is fifteen (15) days or more late, the Borrower will be charged five percent (5.00%) of the unpaid portion of the regularly scheduled payment or twenty five dollars ($25.00), whichever is greater.  If the Lender demands payment of the Loan, and the Borrower does not pay the Loan within fifteen (15) days after the Lender’s demand, the Borrower will be charged either five percent (5.00%) of the unpaid principal plus accrued unpaid interest or twenty five dollars ($25.00), whichever is greater.

5.  Expenses.  The Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys’ fees incurred (i) in the protection, modification, collection, defense, or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action taken to protect, defend, modify, or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act to protect defend, modify, enforce, or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against the Borrower or any endorser, guarantor, or surety of this Note.

-  3  -

Client Files/21878/0162/02177702.DOC, 3

6.  Application of Payments.  All payments, including any prepayments, shall, at the option of the Lender, be applied first to interest on the unpaid principal of all advances due under this Note, then to the payment of all fees, costs, and expenses incurred by the Lender or owing to the Lender by the Borrower arising out of the loan transaction evidenced by this Note which have not been paid or reimbursed to the Lender, and then to the balance on account of the principal due under this Note.

Prepayments of principal (whether voluntary or involuntary) shall be applied to unpaid principal installments under this Note in inverse order of their maturity and shall not affect the obligation to pay regular installments due hereunder until the entire indebtedness is paid in full.  Amounts repaid by the Borrower may not be reborrowed.

7.  Default.

7.1.The happening of any of the following events or conditions shall constitute an “Event of Default” under this Note:

7.1.1.  Failure to make any payment of principal or interest or any sum due under this Note or any other promissory note or instrument made by the Borrower or any one or more of them in favor of the Lender; or

7.1.2.   Failure by any Borrower to observe or perform any covenant contained herein; or

7.1.3   The occurrence of an Event of Default (as defined in the Loan Agreement) in any other Loan Document including, without limitation, the Loan Agreement.

7.2.Upon and after an Event of Default, at the option of the Lender, the whole of the indebtedness evidenced by this Note, both principal and interest, and all other sums which may be or become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

8.  Prepayment.  In the event the Borrower shall make any payment of principal evidenced by this Note on a date prior to the date scheduled therefore (a “Prepayment” as a result of a refinance with another financial or lending institution or entity, Borrower shall pay to the Bank a fee (the “Prepayment Fee”) as hereinafter provided.  The Borrower shall pay such Prepayment Fee upon DEMAND.  The Prepayment Fee shall be as follows:

-  4  -

Client Files/21878/0162/02177702.DOC, 3

Note Year of Prepayment	Prepayment Fee (% of the Prepayment Amount)
11/15/16 through and including 11/15/17	3%
11/16/17 through and including 11/15/18	2%
11/16/18 through and including the Maturity Date	1%

Any prepayment of principal shall be accompanied by payment of all accrued interest to the date of such prepayment.  Any prepayments shall be applied first to the payment of the Prepayment Fee, next to the payment of accrued interest to the date of the Prepayment and then to the unpaid principal installments of this Note in the inverse order of their maturity and shall not affect the obligation to pay the regular installments required hereunder, until the entire indebtedness has been paid.

9.  Right of Set Off.  Each Borrower hereby grants to the Lender a lien, security interest, and a right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping, or control of the Lender or any entity under the control of the Lender, or in transit to any of them.  At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan.  ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF EACH BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED.  The Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and each Borrower waives, to the fullest extent that it lawfully can, (a) any right they might have to require the Lender to pursue any particular remedy before proceeding against them and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

10.  Maximum Permissible Interest Rate. The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties.  If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made.  If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

-  5  -

Client Files/21878/0162/02177702.DOC, 3

11.  Loan Agreement.  This Note has been executed and delivered in accordance with the Loan Agreement which sets forth further terms and conditions upon which the entire unpaid principal hereof an all interest hereon may become due and payable prior to the Maturity Date, and generally as to further rights of the Lender and duties of the Borrower with respect hereto.  Capitalized terms not defined herein, which are defined terms in the Loan Agreement, shall have the meanings set forth therein.  No reference to the Loan Agreement or other Loan Documents or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay principal or interest or other amounts owing under this Note.

12.  Pledge to the Federal Reserve.  The Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

13.  Right to Assign.  The Lender shall have the unrestricted right at any time or from time to time, and without any Borrower’s consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other Loan Documents as the Lender shall deem necessary to effect the foregoing.  In addition, at the request of the Lender or any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by this Note prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Lender in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

14.  Right to Sell Participation.  The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more institutions or other persons (each, a “Participant”) participating interests in the Lender’s obligation to lend hereunder and/or any or all of the loans held by the Lender hereunder.  In the event of any such grant by the Lender of a participating interest to a Participant whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder.  The Lender may furnish any information concerning the Borrower in its possession from time to time to prospective assignees

-  6  -

Client Files/21878/0162/02177702.DOC, 3

and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

15.  Replacement of Documents.  Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other document in the same principal amount thereof and otherwise of like tenor and the Lender, to the fullest extent permitted by law, will indemnify and hold the Borrower harmless from and against any losses of the Borrower caused thereby.

16.  COMMERCIAL TRANSACTION.  EACH BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION.

17.  Joint and Several Obligations; Miscellaneous.  This Note and all representations and covenants of the Borrower herein shall be the joint and several obligation of the Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all.  This Note is the final, complete and exclusive statement of the terms governing this Note.  No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the Lender and the Borrower.  If any provision of this Note shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected.  The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Lender, its successors and assigns.  This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

18.  Waivers, Consent to Jurisdiction.  Each Borrower agrees that no delay or failure on the part of the Lender in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right.  The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of the Loan Documents.

Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.  Each Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

-  7  -

Client Files/21878/0162/02177702.DOC, 3

Each Borrower waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  tHIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED BY THIs NOTE.

Each Borrower hereby agrees that the following courts:  State Court - Any state or local court of the Commonwealth of Massachusetts; Federal Court - United States District Court for the District of the Commonwealth of Massachusetts; or at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note.  Each Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein.  Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers.  The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

19.  Extension of Relevant Dates.  In the event that any relevant date upon which a payment is due and payable under this Note or which affects any interest rate option of the Borrower shall fall on a date which is not a Banking Day, then any such relevant date may be extended by the Lender in accordance with the Modified Following Banking Day Convention and interest shall continue to accrue, and the relevant due dates shall also be extended, for the period of that extension at the interest rate or rates then in effect.  For purposes hereof, the “Modified Following Banking Day Convention” shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day.  When used in conjunction with the term, “Modified Following Banking Day Convention”, and a date, such term shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.

-  8  -

Client Files/21878/0162/02177702.DOC, 3

Notwithstanding anything to the contrary hereinabove contained, if application of the Modified Following Banking Day Convention would cause any payment due under the terms of this Note to be due and payable in a calendar month which differs from the month in which the payment would otherwise have been due, then, at the Lender’s option, the Modified Following Banking Day Convention shall not apply and such payment shall be due and payable on the immediately preceding Banking Day.

20.  Acknowledgment of Borrower.  The Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System.

21.  Security.    This Note and all other Obligations are secured by all assets of each Borrower whenever arising or created in accordance with the terms of the Loan Agreement and other documents which create or perfect security interests in assets or properties of any Borrower. This Note and all other Obligations are further secured by that certain specific equipment of the Borrower, including, but not limited to, that purchased with the proceeds of the Loan.

22.  Additional Payments.  If the Lender in its reasonable judgment determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing a Loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower shall pay to the Lender on demand such additional amounts as the Lender may determine in its sole and absolute discretion, to be required to compensate the Lender for such additional costs or reduction.  Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender.  A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith.  The Borrower shall pay any and all amounts so certified to it by the Lender within ten (10) days of receipt of such certificate.

[This space intentionally left blank; signature page to follow.]

-  9  -

Client Files/21878/0162/02177702.DOC, 3

This Note has been executed as a sealed instrument on the date first above written.

Arrhythmia Research Technology, Inc.
By:	/s/ Salvatore Emma, Jr.
Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

Micron Products Inc.
By:	/s/ Salvatore Emma, Jr.
Salvatore Emma, Jr., President and
Chief Executive Officer
Duly Authorized

-  10  -

Client Files/21878/0162/02177702.DOC, 3